EXHIBIT 10.9


                              CENEX HARVEST STATES
                 EXECUTIVE LONG-TERM VARIABLE COMPENSATION PLAN
                                  (2001 - 2003)
                                     01 PLAN


PURPOSE AND OBJECTIVE

Cenex Harvest States wishes to focus on increasing shareholder value, therefore, the Long-Term Variable Compensation Plan will be provided for key executives who can have influence on long-term business success.

In addition, this Plan will have the following objectives:

    * To link executive pay with long-term business performance and align management and member interests.
    * To provide for a competitive pay element and encourage retention of key executives.


ADMINISTRATION

This Plan is administered by the President of Cenex Harvest States with the assistance of the Vice President of Human Resources.

The President and/or President's designee(s) will have the following responsibilities:

    *   Approval of the Plan that will assure that objectives are met.
    * Approval of the three-year performance measurements and financial targets.
    *   Review and report on the results of each Plan.


PLAN TERM

This Plan shall consist of a three (3) year performance period beginning SEPTEMBER 1, 2000 AND CONCLUDING AUGUST 31, 2003 after the completion of three full years. This plan will be labeled the 01 PLAN.

The President and Board of Directors may, at their discretion, authorize the commencement of a new three-year plan prior to the beginning of each fiscal year. Therefore, there may be three plans in operation concurrently, but expiring in three consecutive years. A new plan document will prepared for each separate plan. The next three year plan, if any, shall be labeled 02 PLAN.


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ELIGIBILITY

Eligibility for participation in this Plan includes the President and other officers of Cenex Harvest States as designated by the President. The President shall approve all participants and may withhold participation for business reasons.


AWARD OPPORTUNITIES

The award opportunities available with this Plan are illustrated as follows:

         POSITION                        MAXIMUM AWARD
         --------                        -------------
         President                            300%
         Executive Vice President             225%
         Senior Vice President                180%
         Vice President                       150%

The award potential is expressed as a percentage of an individual employee's position midpoint at the conclusion of the final year of the three-year Plan. The award opportunities specified represent the potential for the cumulative three-year Plan and not individual years.


PERFORMANCE DETERMINATION

The Company performance must meet the minimum level of Pre-Tax Earnings Per Unit of Sales and Net Income levels established within the Company Performance Matrix before any participants can receive grants from this Plan.

When the minimum is achieved, the following performance allocations will determine individual executive grants.

                                  OUTPUT                    INPUT
                           BUSINESS UNITS 3-YEAR    BUSINESS UNITS 3-YEAR
         POSITION           CUMULATIVE RESULTS       CUMULATIVE RESULTS
         --------           ------------------       ------------------

         All Eligible              50%                       50%


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PERFORMANCE MEASUREMENT

The President will establish the Business Unit Performance Targets for the "Input" and "Output" groups. Determining the business unit performance will be a matrix consisting of earnings per unit of sales and net company earnings. The combination of minimum earnings per unit of sales and net earnings must be achieved before any options can be granted from this section of the plan.

The following charts illustrate the business unit matrices for 2001-2003.


COMPANY PERFORMANCE MATRIX INPUTS- 3 YEAR (2001-2003)

                  PRE TAX EARNINGS PER UNIT OF SALES
                  --------------------------------------------------------------
                       .90         .95          1.0         1.05         1.1
                  ------------ ------------ ----------- ------------ -----------
MAXIMUM     5.54       80%         85%          90%         95%         100%
                  ------------ ------------ ----------- ------------ -----------
                       70%         75%          85%         90%          95%
                  ------------ ------------ ----------- ------------ -----------
TARGET      5.04       60%         70%          80%         85%          90%
                  ------------ ------------ ----------- ------------ -----------
                       50%         60%          70%         75%          85%
                  ------------ ------------ ----------- ------------ -----------
MINIMUM     4.53       40%         50%          60%         70%          80%
                  ------------ ------------ ----------- ------------ -----------
                     $261MM      $275.5MM     $290MM      $304.5MM     $319MM
                  ------------ ------------ ----------- ------------ -----------
                       MIN              TARGET NET EARNINGS              MAX
                  ------------ ------------------------------------- -----------


COMPANY PERFORMANCE MATRIX OUTPUTS - 3 YEAR (2001-2003)

                  PRE TAX EARNINGS PER BUSHEL
                  ------------------------------------------------------------
                       .90         .95          1.0         1.05        1.1
                  ------------ ------------ ----------- ------------ -----------
MAXIMUM     .0551      80%         85%          90%         95%         100%
                  ------------ ------------ ----------- ------------ -----------
                       70%         75%          85%         90%          95%
                  ------------ ------------ ----------- ------------ -----------
TARGET      .0501      60%         70%          80%         85%          90%
                  ------------ ------------ ----------- ------------ -----------
                       50%         60%          70%         75%          85%
                  ------------ ------------ ----------- ------------ -----------
MINIMUM     .0451      40%         50%          60%         70%          80%
                  ------------ ------------ ----------- ------------ -----------
                     $261MM      $275.5MM     $290MM      $304.5MM     $319MM
                  ------------ ------------ ----------- ------------ -----------
                       MIN              TARGET NET EARNINGS              MAX
                  ------------ ------------------------------------- -----------


Each three-year Plan will have established by the President specific targets for EVA and Net Earnings which will be the measurement basis for the Plan.


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AWARD APPROVAL AND GRANT PROCESS

All awards from this Plan shall be made as grants in the Share Option Plan.

At the conclusion of the Plan period, the President assisted by the Vice President, Human Resources, will prepare a report summarizing the performance results against the established Plan and the individual grants to be made.

It will be the policy to make grants no later than the conclusion of the calendar quarter following the Plan conclusion.

The operating rules pertaining to the Share Option Agreement will govern the operation of that Plan.


OTHER PARTICIPATION PROVISIONS

Participants who terminate, or are terminated during the term of the Plan, will forfeit all rights to any payments which may be made from this Plan.

Participants who retire will be eligible for a pro rata portion of any grant based upon the ratio of full service months as an active employee during the Plan period to the full-thirty six month term of the Plan. Grants will be determined and distributed after the conclusion of the Plan period.

Employees hired or promoted into a position otherwise eligible for participation may begin participation immediately if approved by their supervisor and the President. Grants will be based upon full months participation during the Plan period.


NON-RECURRING EVENTS

Non-recurring business events which have a substantial impact on Cenex Harvest States financial results during the Plan period may be excluded from the calculations for determining grants from the Plan.

Such events could include major gains or losses from acquisitions (including planned short-term losses), divestitures, lawsuits, significant business write-offs, casualty losses, or a sale of assets.

Amounts to be excluded will be determined by the President and approved by the Board of Directors.


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OTHER CONDITIONS

Cenex Harvest States, its President and Board of Directors reserve the right to amend or terminate this Plan without the consent of the participants. Incentive awards earned by completion of a Plan will not be disqualified by plan amendment or termination.

Nothing in this Plan can be interpreted as a contract for employment or for eligibility in any other compensation or benefit program provided for executives.


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